UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported)   August 1, 2007

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue

Trevose, Pennsylvania  19053

(Address of Principal Executive Offices)      (Zip Code)

(215) 354-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

As previously announced, the Company received notices in April 2007 from the staff of the Nasdaq Stock Market (the “Staff”) stating that the Company does not comply with Marketplace Rules 4310(c)(3) and 4310(c)(4) (the “Rules”).  The Company has appealed the Staff Determination and been granted a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”), which has stayed the delisting and suspension of trading the Company’s common stock.

As part of its strategy to regain and maintain compliance with the rules, the Company has taken multiple actions as follows:

•                  On July 20, 2007, the Company’s Board of Directors approved a resolution to amend the Certificate of Incorporation to effect a 1-for-10 reverse stock split.  This resolution is subject to stockholder approval, and upon stockholder approval, could be implemented at the discretion of the Company.

•                  The Company has engaged and is working with an investment banker to assist the Company with a private placement of the Company’s common stock to raise additional capital.

•                  On August 1, 2007, the Company entered into an agreement with one of its product distributors granting to the distributor a limited duration option to participate in a private placement, potentially providing additional funds to the Company.  If exercised, this option will result in the purchase of $10,000,000 of the Company’s common stock at a price per share equal to the greater of $0.50 or the current market price, subject to a $0.65 maximum price (the “Purchase Price”).  This option extends until December 13, 2007, but can be terminated by the Company, in its sole discretion, at any time after August 31, 2007.  Coincident with an investment pursuant to the exercise of this option the option agreement provides for the formation and funding of a joint venture to achieve distribution in China which will be owned 70% by WorldGate and 30% by the investor group.  The investment would result in the grant of a five-year warrant to the investor group to purchase, at a price equal to 120% of the Purchase Price, that number of additional shares of the Company’s common stock equal to 85% of the number of shares originally purchased. The investment would also result in the grant to the investor group of a five-year warrant to purchase, at a price equal to 120% of the Purchase Price, up to 28,500,000 additional shares of common stock.  This second warrant however, vests on a prorata basis through the purchase of the Company’s products by the joint venture during its first year of operations, based upon purchase milestones, which are in increments of 100,000 units, up to one million units.

There can be no assurance that the Company’s actions as noted above will be successful, that the Company will receive any necessary stockholders’ approvals, that the option or warrants will be exercised, or that the Panel will grant the Company’s request for continued listing.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date: August 7, 2007	/s/ Randall J. Gort
Randall J. Gort
Secretary